Exhibit (p)(2)

This Account Application is utilized for the offering of shares of beneficial interest (the “Shares”) of Franklin Lexington Venture and Growth Fund (the “Fund”). This Account Application may be used only by investors that are “qualified clients” within the meaning given to such term in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Fund will offer Shares on a continuous basis. Shares will generally be offered for purchase as of the first business day of each calendar month, or at such other times as determined in the discretion of the Fund’s Board of Trustees. The purchase price of the Shares will be based on the net asset value per Share as of the date such Shares are purchased. Prior to a closing date, and to the receipt and acceptance of this Account Application, your funds will be held in an escrow account at the Fund’s transfer agent, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You will not become a shareholder in the Fund, and have no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant closing date. The Fund, in its discretion, may suspend the offering of its Shares at any time.

• All Account Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

•

ALL WIRED AMOUNTS must be received THREE BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

•

ALL PURCHASE CHECKS must be received in time for such checks to clear at least THREE BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. Therefore, it is recommended that all checks be received TEN BUSINESS DAYS before the end of the month.

• NOTE: subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

Please note that all information must be completed and executed in order for your subscription to be reviewed. If the Fund decides to accept the subscription, you will be admitted as a shareholder in the Fund (except as otherwise determined by the Fund in its sole discretion). You must immediately notify the Fund in the event that any of the representations or warranties or other information provided herein is or becomes inaccurate or incomplete in any respect.

PRIOR TO INVESTING, PLEASE READ CAREFULLY THE FUND’S PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS. YOU MAY NOT SELL OR TRANSFER YOUR SHARES OR WITHDRAW FROM THE FUND EXCEPT AS PROVIDED FOR IN THE PROSPECTUS AND THE FUND’S ORGANIZATIONAL DOCUMENTS.

Acknowledgments

1.

I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, the Statement of Additional Information, the Amended and Restated Agreement and Declaration of Trust and the By-Laws (as each may be amended from time to time, collectively, the “Fund Agreements”) and in the Privacy Policy of the Fund and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. I certify that I am a “qualified client” within the meaning given to such term in Rule 205-3 under the Advisers Act.

2.

I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions.

3.

I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

4.

I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through periodic tender offers by the Fund and that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

5.

I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law.

6.	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

7.

If I am, or am acting (directly or indirectly) on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the US Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975(e)(1) of the US Internal Revenue Code of 1986, as amended (the “Code”), (iii) a plan or employee benefit plan that is not subject to ERISA or Section 4975 of the Code but is subject to any local, state, federal or other governmental laws substantially similar to Title I of ERISA of Section 4975 of the Code (“Similar Law”) or (iv) any other entity or account that is deemed under applicable law to hold the assets of such an “employee benefit plan” or a “plan” described in (i), (ii) or (iii) above (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”), then I hereby represent and warrant to and agree with the Fund and Franklin Templeton Fund Adviser, LLC (the “Adviser”) that:

•

The decision to invest my assets in the Fund was made by fiduciaries independent of the Fund, the Adviser and their affiliates, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of my assets in the Fund is prudent and made in accordance with the governing documents of the applicable Plan and such documents do not prohibit the investment contemplated herein, and such parties and I have not relied on any advice or recommendation of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates, unless such advice or recommendation would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•

None of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to my investment in the Fund, nor have the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to me based upon my investment policies or strategy, overall portfolio composition or diversification, unless such action would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•

(a) I have been informed of and understand the investment objectives and policies of the Fund; (b) I am in compliance with the provisions of Section 404 of ERISA or any Similar Law relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan;

Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	page 1 of 13

(c) I have given appropriate consideration to the facts and circumstances relevant to the investment by me in the Fund and have determined that such investment is reasonably designed, as part of my portfolio of investments, to further the purposes of the relevant plan(s); and (d) my investment in the Fund is permissible under the documents governing the investment of my plan assets and under ERISA or Similar Law;

•	The terms of the Fund Agreements comply with my governing instruments and applicable laws governing me; and

•	My investment in the Fund will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or any applicable Similar Law.

8.

If I am, or am acting on behalf of, a Plan (including, for the avoidance of doubt, any “benefit plan investor” (as defined in Section 3(42) of ERISA)), then I hereby represent that the person acting on my behalf in exercising discretion in authorizing the investment in the Fund and executing, or directing another party to execute, this Account Application and the person acting on my behalf in exercising discretion to authorize the continued investment in the Fund (the “Fiduciary”) is:

•

Capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (both in general and specifically to be undertaken by the Fund), including the decision on my behalf to invest in the Fund or to continue the investment in the Fund or (if applicable) to request to repurchase therefrom and has made an independent determination that the terms of the Fund Agreements and the investments contemplated thereunder (including, without limitation, the payments of compensation to the Adviser and/or any of its affiliates) are prudent and in my best interests;

•

Aware of and acknowledges and agrees that, unless the transaction would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code: (a) none of the Fund, the Adviser or any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with my initial investment or continued investment in the Fund or (if applicable) any decision to request to repurchase therefrom, and (b) the Adviser and its affiliates have a financial interest in my investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, as disclosed in the Fund Agreements;

•

A fiduciary under ERISA or Section 4975 of the Code, or both, or any applicable Similar Law with respect to my investment in the Fund and is responsible for exercising independent judgment in evaluating such investment transaction; and

•

Aware of and acknowledges and agrees that, unless the transaction would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code: (a) the Fund, the Adviser and their respective affiliates have not provided and will not provide “investment advice” (within the meaning of ERISA and any applicable Similar Law) to me or the Fiduciary with respect to any communications made to me or the Fiduciary concerning my initial and continued investment in the Fund or (if applicable) my request to repurchase therefrom, and (b) none of the Fund, the Adviser or any of their respective affiliates is receiving a fee or other compensation directly from me or the Fiduciary for the provision of investment advice (as opposed to other services) in connection with my initial or continued investment in the Fund or (if applicable) my request to repurchase therefrom.

9.	In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that:

•	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the US Department of Treasury (http://www.treas.gov).

(b)

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the US Office of Foreign Assets Control (OFAC), which is posted on the website of the US Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.” (c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d)

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the US Treasury under Sections 311 or 312 of the USA Patriot Act and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the US Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See USA Patriot Act and related regulations for definition).

(f)

A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such figure or close associate of such figure (See USA Patriot Act and related regulations for definition).

•	No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will it be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or related to, any activity that is deemed criminal under US law.

(c)	Shall cause the Fund or the Adviser to be in violation of the US Bank Secrecy Act and all other federal anti-money laundering regulations.

•

I understand and agree that if at any time it is discovered that any of the representations in this Section 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Adviser, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, may undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my investment in the Fund.

•

I further understand that the Fund or the Adviser may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Adviser, in its sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

•

I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section 9 cease to be true and accurate. I agree to call the Fund if I need more information about Section 9 or if I am unsure whether any of the categories apply to me.

10.

I understand that the Fund and its affiliates and my financial intermediary (if any) are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Adviser and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

11.

The representations, warranties, agreements, undertakings and acknowledgments made by me in this Account Application are made with the intent that they be relied upon by the Fund and its affiliates and my financial intermediary (if any) in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status, including my name, address, date of birth (for individuals) and an identification number such as a taxpayer identification number. The Fund or its respective agents may also ask me to provide identifying documents, such as a passport, a driver’s license, certified articles of incorporation, a government-issued business license or a partnership or trust agreement, so that the Fund or such other persons may verify my identity. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

12.

I acknowledge that this Account Application shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

13.

Franklin Distributors, LLC (“FD, LLC”), is the Fund’s principal underwriter. If you hold your Shares directly with the Fund, Shares will be held in your name on the books of the Fund. FD, LLC will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

page 2 of 13	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	(continued)

Account Franklin Lexington Application Venture and Growth Fund • The Fund accepts investments from individuals or entities with a US Social Security Number or Taxpayer Identification Number. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law. • IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. If you fail to provide all requested information, it may delay or prevent us from opening an account and making your requested investment(s), and if after your account is open we are unable to verify the information you provide, we may close your account. 1 INVESTMENT – SEE PAYMENT INSTRUCTIONS ON FIRST PAGE Select one of the following options: Initial Investment – See account minimum in Section 2. Subsequent Investment – Complete required Sections 1, 2, 4 and 12 only Investment Amount unless changes to other sections are needed). Account number State of sale 2 INVESTMENT INSTRUCTIONS • Initial investment minimum is $25,000 for Class S Shares, Class D Shares • The minimum additional investment in the Fund by any investor is and Class M Shares. $10,000, except for additional purchases pursuant to the dividend • Initial investment minimum is $1,000,000 for Class I Shares. Stated reinvestment plan. minimum for Class I Shares may be reduced for certain investors as described under “Purchasing Shares” as stated in the prospectus. Select one of the following options: Purchase by Check – Make check payable to: Franklin Lexington Venture and Growth Fund. Checks will be deposited immediately following account opening. Purchase by Wire – Wire instructions are on page 11. Select share class: Class I Shares    Class S Shares    Class D Shares    Class M Shares IMPORTANT: The Investor acknowledges that a transaction fee of (i) up to 3.0% of the Investment Amount for Class D Shares, (ii) up to 3.0% of the Investment Amount for Class S Shares and (iii) up to 3.0% of the Investment Amount for Class M Shares specified above may be charged by an eligible broker-dealer or other financial intermediary in connection with this investment and that only the net amount, after deduction of the transaction fee, will be invested in the Fund as the Investment Amount.

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3 ACCOUNT REGISTRATION (Check only one type below; may not be a minor) SELECT ONE OF THE FOLLOWING: Individual and joint registration (Section 4C)    Entity accounts Individual Ownership Trust (Section 4A and 4C) Joint Tenants with Rights of Survivorship Retirement Plan (4A, 4C and 4D) TRANSFER ON DEATH FOR INDIVIDUAL AND JOINT TENANT Corporation/Partnership (4A, 4C and 4D)    REGISTRATIONS: Complete Transfer on Death Form to effect Other (specify)    designation (Custodial accounts: available through your financial    professional)    Tenants in Common Community Property For any custodial or qualified retirement account registrations, custodian information is required in Section 4B. Traditional IRA1 Decedent IRA – Name of Deceased1 Roth1 Other (specify) Simplified Employee Pension/Trust (SEP)1 4 SUBSCRIBER INFORMATION I am capable of evaluating investments and investment risks independently (in general and with this investment) and am exercising independent judgment in making this investment. I understand that the Fund may not conduct repurchase offers in any particular period and investors may be unable to tender Shares for repurchase for an indefinite period of time, which will limit an investor’s ability to sell the investment to meet immediate financial needs. 4A. ENTITY INFORMATION – Retirement Plan/Trust/Corporation/Partnership/Other (Trustee(s) and/or Authorized Signatory(s) information MUST be provided in sections 4A and 4C. All legal entities must complete 4D.) Entity name/Name of Trust Entity Tax ID # Date of Trust Street address City State ZIP Mailing address (if different from above), City, State, ZIP Phone number (    ) Entity Type (Select one – REQUIRED) Retirement Plan (Plan documentation required) C-Corp (Document supporting the existence of the legal entity Taxable Trust (First and last pages of the trust document required) (e.g., articles of incorporation or organization) and document supporting Tax-Exempt Trust (First and last pages of the trust document required) the authority of each individual to transact business for this account    (e.g., corporate resolution, certificate of authority) S-Corp (Document supporting the existence of the legal entity LLC (Plan documentation required)    (e.g., articles of incorporation or organization) and document supporting    the authority of each individual to transact business for this account Partnership (Plan documentation required)    (e.g., corporate resolution, certificate of authority) Estate (Letter of Testamentary required) Other (specify) Check if appropriate I am an exempt recipient as defined under US federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer or tax-exempt organization). Exempt Payee Code (see IRS Form W-9 for a list of exempt payee codes): 1. IMPORTANT INFORMATION: If you do not have a current custodian for your IRA, complete this application to establish a retirement/IRA account in the Fund and complete the Mainstar Trust. Submit both completed forms for processing. Mainstar Trust will serve as Custodian for your retirement/IRA account.

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4B. CUSTODIAN INFORMATION – Required for custodial and qualified accounts. Client account number Custodian TIN Name Phone number (    ) Street address City State ZIP 4C. ACCOUNT OWNER INFORMATION Owner (Investor/Trustee/Executor/Authorized Signatory information) First name M.I. Last name Suffix SSN/ITIN Date of birth (mm/dd/yyyy) Residential address (no P.O. Box) City State ZIP Mailing address (if different from above) City State ZIP Email address Primary phone number Alternate phone number (    ) (    ) Please indicate Citizenship Status: n US citizen    n Resident alien Co-owner (Co-lnvestor/Co-Trustee/Co-Authorized Signatory information, if applicable) First name M.I. Last name Suffix SSN/ITIN Date of birth (mm/dd/yyyy) Residential address (no P.O. Box) City State ZIP Mailing address (if different from above) City State ZIP Email address Primary phone number Alternate phone number (    ) (    ) Please indicate Citizenship Status: n US citizen    n Resident alien 4D. BENEFICIAL OWNER OR CONTROLLING PERSON (for an entity, a controlling person can be a trustee, general partner, managing member, director or appointed officer): n Beneficial owner #1    n Controlling person #1 Name Street address (if different) City State ZIP SSN/ITIN Date of birth (mm/dd/yyyy) Phone number Email address (    ) n Beneficial owner #2    n Controlling person #2 (if applicable) Name Street address (if different) City State ZIP Social Security Number Date of birth (mm/dd/yyyy) Phone number Email address (    )

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5 THIRD-PARTY STATEMENTS Complete only if you wish someone other than the account owner(s) to receive duplicate statements. Company or name Relationship to account owner Check one: e-notification Email address Mail    Street address 6 ELECTRONIC DELIVERY (E-CONSENT) By providing an email address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. You will first receive a hard copy trade confirmation with your account number with which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an email that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery. n I consent to electronic delivery Email address If blank, the email address provided in Section 4 will be used. 7 BROKER/DEALER OR FINANCIAL PROFESSIONAL INFORMATION2 (Must be completed) Broker/Dealer or Other advisory firm or Financial institution name Branch mailing address City State ZIP Phone number Firm CRD/IARD number Branch number (    ) Financial Professional Information First name M.I. Last name CRD/Rep number Mailing address City State ZIP Email address Phone number (    ) 8 DISTRIBUTION INSTRUCTIONS (Reinvestment required for IRAs) • All dividends and/or capital gains will be reinvested in additional shares unless you provide other instructions below. • If you choose to have dividends and/or capital gains paid in cash: – Non-Custodial Account: The proceeds will be sent to the bank account that you provide in Section 9. – Custodial Account: Funds will be sent to the custodian of record. Check Only One Option For Each: Dividends:    n Reinvest n Cash n Alternative Payee Capital Gains: n Reinvest n Cash n Alternative Payee ALTERNATE PAYEE INFORMATION – Complete only if Alternate Payee is selected above. Name or Company Name Street address of residence (no P.O. Box address) City State ZIP 2. Prospective Investors are advised and hereby acknowledge that the Adviser and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

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9 BANK INFORMATION Complete this section to establish transfers to your bank account. For ACH transfers, if your bank or credit union is not an Automated Clearing House (ACH) member, this service is not available. • These bank instructions will be established for tenders or cash distribution payments for non-custodial accounts. • The bank account must be registered in the same manner as the fund account. Check one: ACH    Domestic wire Name of bank Street address City State ZIP Name(s) on account ABA number Bank account number Further credit to name (if applicable): Further credit to account number (if applicable): Checking (Attach a voided check) Saving (Attach a voided deposit slip) 10 COST BASIS ELECTION The Fund has elected the first in first out (FIFO) cost method as the default cost basis method for purposes of this requirement. If an investor wishes to accept the FIFO cost method as its default cost basis calculation method in respect of Shares in its account, the investor does not need to take any additional action. If, however, an investor wishes to affirmatively elect an alternative cost basis calculation method other than FIFO cost in respect of its Shares, please select one of the following: ASCT – AVERAGE COST LOFO – LOW COST HIFO – HIGH COST SLID – SPECIFIC LOT IDENTIFICATION LIFO – LAST IN FIRST OUT 11 QUALIFIED CLIENT STATUS (Must be completed) The following relates to an investor’s status as a “qualified client.” If you are unsure in any respect as to your status, contact your broker-dealer or other financial intermediary. The subscriber is: (write corresponding number(s) in box provided) A potential investor qualifies as “qualified client” within the meaning of Rule 205-3 under the Advisers Act if: 1. The investor is a natural person who, or a company that, the Adviser reasonably believes, immediately prior to purchasing Shares, has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,700,000; provided that each investor that is a company that relies on Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), is a registered investment company, or is a business development company, must satisfy the look-through rules in paragraphs 6 through 7 below. 2. The investor is a natural person who is making an investment in Shares of the Fund of at least $1,400,000 or after the purchase of Shares has at least $1,400,000 under the management of the Adviser. 3. The investor is a natural person’s IRA or similar benefit plan or revocable trust with assets in excess of $2,700,000. 4. The investor is a qualified purchaser, as defined in Section 2(a)(51)(A) of the 1940 Act, at the time of the investment into the Fund. 5. The investor is a natural person who immediately prior to purchasing Shares is: (1) an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity, of the Adviser; or (2) an employee of the Adviser who, in connection with his or her regular functions or duties, participates in investment activities of the Adviser and has done so for at least 12 months. 6. The investor is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnership and limited liability companies organized to make investments); provided that each equity owner of such entity meets at least one of the tests in paragraphs 1, 2, 4 or 5 of this Section 11 (looking through each equity owner that relies on Section 3(c)(1) of the 1940 Act, is a registered investment company or is a business development company). 7. The investor is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act; provided that each equity owner of such entity meets at least one of the tests in paragraphs 1, 2, 4 or 5 of this Section 11 (looking through each equity owner that relies on Section 3(c)(1) of the 1940 Act, is a registered investment company or is a business development company).

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12 ACKNOWLEDGEMENT AND SIGNATURE (All account owners/trustees must sign below) By signing below: • I certify that I have received and read the current Prospectus, Statement of Additional Information, Amended and Restated Agreement and Declaration of Trust, By-Laws and Privacy Policy of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. • I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions. • I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act. AN INVESTMENT IN THE FUND IS SPECULATIVE WITH A SUBSTANTIAL RISK OF LOSS. THE FUND DOES NOT GUARANTEE ANY LEVEL OF RETURN OR RISK ON INVESTMENTS AND THERE CAN BE NO ASSURANCE THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE ACHIEVED. AN INVESTMENT IN THE FUND ENTAILS SUBSTANTIAL RISKS, INCLUDING BUT NOT LIMITED TO: • LOSS OF CAPITAL, UP TO THE ENTIRE AMOUNT OF A SHAREHOLDER’S INVESTMENT. • THE FUND’S SHARES ARE ILLIQUID SECURITIES AND AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT. • SHARES WILL NOT BE LISTED ON ANY NATIONAL OR OTHER SECURITIES EXCHANGE AND NO SECONDARY MARKET IS EXPECTED TO DEVELOP FOR SHARES OF THE FUND. • SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY, AND LIQUIDITY, IF ANY, MAY BE PROVIDED BY THE FUND ONLY THROUGH REPURCHASE OFFERS, WHICH MAY, BUT ARE NOT REQUIRED TO, BE MADE FROM TIME TO TIME BY THE FUND AS DETERMINED BY THE FUND’S BOARD OF TRUSTEES IN ITS SOLE DISCRETION. • AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM. YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE FUND. Under penalty of perjury, I certify that: 1. The Social Security Number or Taxpayer Identification Number shown on this application is correct. 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding. 3. I am a US citizen or other US Person (including resident alien). 4. I am exempt from FATCA reporting. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Account Application below. IMPORTANT: The custodian signature is required with either a Medallion Signature Guarantee (MSG), Corporate Resolution or Custodian-specific stamp. Date X Signature of Owner, Trustee or Custodian Date X Signature of Joint Owner, Trustee or Custodian (if applicable) Printed name(s) of Authorized Signer(s) (for verification purposes) MEDALLION SIGNATURE GUARANTEE STAMP OR CUSTODIAN SPECIFIC STAMP MEDALLION SIGNATURE GUARANTEE STAMP OR CUSTODIAN SPECIFIC STAMP If the subscriber(s) is purchasing Shares through a registered broker-dealer or registered investment adviser that has full discretionary authority for the subscriber(s), then the broker, financial professional or other investor representative is required to execute this Account Application below AND attach a complete copy of the documentation evidencing such discretionary authority to this Account Application. Name of Broker/Financial Professional/Other Investor Representative Date X Signature of Broker/Financial Professional/Other Investor Representative

page 8 of 13	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	(continued)

13 FINRA-REGISTERED REPRESENTATIVES MUST COMPLETE SECTION 13A. REGISTERED INVESTMENT ADVISER REPRESENTATIVES MUST COMPLETE SECTION 13B. A. FINRA-Registered Representative Information & Signatures By signing below: • I certify that I am a broker, financial professional or other investor representative duly licensed or exempt from licensing and lawfully able to sell Shares in the jurisdiction of the legal residence of the subscriber. • I have made every reasonable effort to determine the eligibility, including Qualified Client status, of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have discussed the subscriber’s prospective purchase of shares with such subscriber and (i) have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects; (ii) have advised such subscriber of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iii) have delivered or made available a current Prospectus and related supplements, if any, to such subscriber and have limited the use of sales literature and other materials with subscribers to those materials approved in writing by the Fund; (iv) have reasonable grounds to believe that the subscriber is purchasing these Shares for his or her own account; and (v) have reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such subscriber, that such subscriber meets the suitability standards applicable to such subscriber set forth in the Prospectus and related supplements, if any, and that such subscriber is in a financial position to enable such subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. Further, I represent and certify that, if the subscriber is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the subscriber based upon the subscriber’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the subscriber in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to him or her. I further represent and certify that, in connection with this subscription for Shares, I have not relied on any recommendation from FD, LLC. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds. • I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or FD, LLC. • I agree to indemnify and hold harmless the Fund, the Adviser, FD, LLC, and their respective officers, directors, trustees, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents. • My firm has, acting in its capacity as agent, broker, financial professional or other investor representative, performed functions required by US federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the subscriber identified in this Account Application. Name of Broker/Financial Professional/Other Investor Representative Date X Signature of Broker/Financial Professional/Other Investor Representative

(continued)	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	page 9 of 13

13 FINRA-REGISTERED REPRESENTATIVES MUST COMPLETE SECTION 13A. REGISTERED INVESTMENT ADVISER REPRESENTATIVES MUST COMPLETE SECTION 13B. (cont’d.) B. Registered Investment Adviser/Investment Adviser Representative Information & Signatures By signing below: • I certify that my firm is a registered investment adviser duly licensed and lawfully able to transact business in Shares in the jurisdiction of the legal residence of the subscriber. I acknowledge that neither I nor my firm will be entitled to receive any Rule 12b-1 fees paid by the Fund when acting in a Registered Investment Adviser capacity, including if the subscriber invests in a share class that pays a 12b-1 fee. In such instances, the portion of the Fund’s Rule 12b-1 fees attributable to such Subscriber accounts will be retained by either FD, LLC or the Fund. • I have made every reasonable effort to determine the eligibility, including Qualified Client status, of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have discussed the subscriber’s prospective purchase of shares with such subscriber and (i) have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects; (ii) have advised such subscriber of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iii) have delivered or made available a current Prospectus and related supplements, if any, to such subscriber and have limited the use of sales literature and other materials with subscribers to those materials approved in writing by the Fund; (iv) have reasonable grounds to believe that the subscriber is purchasing these Shares for his or her own account; and (v) have reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such subscriber, that such subscriber meets the suitability standards applicable to such subscriber set forth in the Prospectus and related supplements, if any, and that such subscriber is in a financial position to enable such subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. Further, I represent and certify that, if the subscriber is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the subscriber based upon the subscriber’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the subscriber in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to the undersigned. I further represent and certify that, in connection with this subscription for Shares, I have not relied on any recommendation from FD, LLC, have complied with and have followed all applicable legal requirements pertaining to the undersigned’s activities, including Anti-Money Laundering and Customer Identification Programs, and that in any event the subscriber has been subjected to appropriate identity verification, due diligence, and review by the Broker-Dealer, Investment Adviser, its or their custodian(s), or other obligated third parties in accordance with such requirements. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds. • I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or FD, LLC, and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of FD, LLC. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) FD, LLC or the Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon FD, LLC’s or the Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. • I agree to indemnify and hold harmless the Fund, the Adviser, FD, LLC, and their respective officers, directors, trustees, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents. • My firm has, acting in its capacity as agent, broker, financial adviser or other investor representative, performed functions required by US federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the subscriber identified in this Account Application. Name of Investment Advisor/Other Investor Representative Date X Signature of Investment Advisor/Other Investor Representative

page 10 of 13	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	(continued)

IMPORTANT: The completed application(s) and forms can be faxed, mailed or emailed to: Mail: Postal address Overnight carrier address Franklin Templeton Franklin Templeton c/o Ultimus Fund Solutions, LLC c/o Ultimus Fund Solutions, LLC P.O. Box 46707 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246-0707 Cincinnati, OH 45246-1617 Fax: (402) 609-7043 Email: Ftprivatemarkets@ultimusfundsolutions.com Encrypted and password protected emails cannot be accepted. Wire Instructions: First National Bank of Omaha Bank Ultimus Fund Solutions, LLC FBO Franklin Templeton Alt Funds 1601 Dodge St. Omaha, NE 68102 ABA: 104000016 Account Number: 780325270 Further Credit/Reference: Investor Name and Investor Account Number (if available) Phone: For any account related questions, please call toll-free: (833) 455-9817 Monday—Friday, 8:30 a.m.—6:00 p.m. (ET)

(continued)	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	page 11 of 13

IMPORTANT ACCOUNT INFORMATION

In connection with your Franklin Lexington Venture and Growth Fund accounts (“fund account” or “account”), you (the “Account Owner” or “Client”) agree to the terms and conditions as set forth below by Franklin Templeton and its affiliated entities (“Franklin Templeton” or “we”).

1. PRIVACY NOTICE

Your Privacy and the Security of Your Personal Information Is Very Important to Us

This Privacy and Security Notice (the “Privacy Notice”) addresses the Fund’s privacy and data protection practices with respect to nonpublic personal information the Fund receives. Franklin Lexington Venture and Growth Fund (Fund) is sold by the Fund’s distributor, Franklin Distributors, LLC. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Fund.

The Type of Nonpublic Personal Information the Fund Collects about You

The Fund collects and maintains nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;

•	Account balances, transactions and mutual fund holdings and positions;

•	Bank account information, legal documents and identity verification documentation; and

•	Online account access user IDs, passwords, security challenge question responses.

How the Fund Uses Nonpublic Personal Information about You

The Fund does not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, unless you have authorized the Fund to do so. The Fund does not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Fund may disclose information about you to:

•	Employees, agents and affiliates on a “need to know” basis to enable the Fund to conduct ordinary business, or to comply with obligations to government regulators;

•	Service providers, including the Fund’s affiliates, who assist the Fund as part of the ordinary course of business (such as printing, mailing services or processing or servicing your account with us) or otherwise perform services on the Fund’s behalf, including companies that may perform statistical analysis, market research and marketing services solely for the Fund;

•	Permit access to transfer, whether in the United States or countries outside of the United States to such Fund’s employees, agents and affiliates and service providers as required to enable the Fund to conduct ordinary business, or to comply with obligations to government regulators;

•	The Fund’s representatives such as legal counsel, accountants and auditors to enable the Fund to conduct ordinary business, or to comply with obligations to government regulators;

•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

Except as otherwise permitted by applicable law, companies acting on the Fund’s behalf, including those outside the United States, are contractually obligated to keep nonpublic personal information the Fund provides to them confidential and to use the information the Fund shares only to provide the services the Fund asks them to perform. The Fund may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Fund may be required to disclose your nonpublic personal information to third parties. While it is the Fund’s practice to obtain protections for disclosed information in these types of transactions, the Fund cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Fund’s Privacy and Security Practices

The Fund will notify you annually of their privacy policy as required by federal law. While the Fund reserves the right to modify this policy at any time, they will notify you promptly if this privacy policy changes.

The Fund’s Security Practices

The Fund maintains appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information.

The Fund’s internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only. Although the Fund strives to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Fund will attempt to notify you as necessary, so you can take appropriate protective steps. If you have consented to the Fund using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them. In order for the Fund to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, if you have questions about the Fund’s privacy practices, or our use of your nonpublic personal information, write the Fund using the contact information on your account statements, email the Fund by clicking on the Contact Us section of the Fund’s website at www.franklintempleton.com, or contact the Fund at (844) 534-4627. For additional information related to certain state privacy rights, please visit https://www.franklintempleton.com/help/privacy-policy. Revised December 2023.

2. REPRESENTATIONS OF ACCOUNT OWNER AND THOSE ACTING ON BEHALF OF ACCOUNT OWNER

Account Owner is at least 18 years old and of sound mind. Account Owner will notify Franklin Templeton immediately if Account Owner is or becomes (i) a member of an exchange, (ii) employed by an exchange, a registered broker/ dealer, a bank, a trust company or an insurance company or (iii) a FINRA member firm. Account Owner accepts full responsibility for any transactions Account Owner orders for his or her account.

The United States Department of the Treasury Financial Crimes Enforcement Network (FinCEN) states that “The Customer Due Diligence (CDD) Rule” outlines explicit customer due diligence requirements and imposes a new requirement for financial institutions to identify and verify the identity of beneficial owners of legal entity customers, subject to certain exclusions and exemptions. Within this construct, as stated in the preamble to the Rule, FinCEN intends that the legal entity customer identify its ultimate beneficial owner or owners and NOT “nominees” or “strawmen.”

3. SCOPE OF, AND CHANGES TO, THIS IMPORTANT ACCOUNT INFORMATION

The agreement will not be affected by Account Owner’s incompetence, disability, incapacity or death and is binding on Account Owner, Account Owner’s estate, and those with the authority to act on Account Owner’s behalf. It is also binding on any organization that may succeed Franklin Templeton’s interest in Account Owner’s account. Franklin Templeton may unilaterally amend this Agreement or close Account Owner’s account at any time.

4. COMMUNICATIONS WITH ULTIMUS FUND SOLUTIONS, LLC.

We will send all communications to Account Owner at the mailing address supplied by the Account Owner. Account Owner will notify Ultimus Fund Solutions, LLC if there is any change to that address.

5. IMPORTANT NOTE REGARDING PURCHASE ORDERS

Account Owner understands that purchase orders received by Ultimus Fund Solutions, LLC before the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. (EST), will be processed at the fund’s net asset value as of the close of the exchange on that day. Orders received after the close of the exchange will be processed at the fund’s net asset value as of the close of the exchange on the next day the exchange is open. The ability to enter subsequent purchase orders should become available one week after we receive this application.

6. PERMISSIBLE INVESTMENTS

Any amounts held in the account may only be invested in the Fund. Any contributions and transfers, as well as interest, dividends and other income, shall be invested and reinvested in shares of the Fund in accordance with the policies and procedures of Franklin Templeton and the current fund prospectus.

7. IMPORTANT NOTE REGARDING ACCOUNT SERVICE OPTIONS

Account service options will remain active so long as the fund account has a positive balance. If Account Owner would like to make changes or cancel any service, the Account Owner will notify Ultimus Fund Solutions, LLC.

page 12 of 13	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	(continued)

8. BUSINESS CONTINUITY PLANNING INFORMATION NOTICE

At Franklin Templeton, we recognize how heavily our clients rely on our services. We also recognize that the unexpected can and does occur, from simple outages to major incidents affecting multiple sites. We have successfully supported critical business activities during disruptions of normal business processes from both natural and man-made disasters, including hurricanes, fires, Super Storm Sandy to September 11th and other events. We want you to know that we have plans in place to help safeguard your assets and protect vital account information in the event of a business disruption.

Franklin Templeton and its affiliated companies, including Fiduciary Trust Company International and Franklin Distributors, LLC (“Franklin Templeton”) have Crisis Management, Business Continuity and technology Disaster Recovery plans in place. In addition, Franklin Templeton has dedicated business continuity planners on staff to assist in preparing and testing plans.

Franklin Templeton contingency planning guidelines.

Franklin Templeton plans are developed around specific corporate-wide guidelines. Plans include the ability to recover from various situations including but not limited to unplanned evacuations, power outages, fire, severe weather, intentional acts, and facilities failures that may cause interruptions to our business. Our plans are constructed to recover critical functions according to their time criticality. To maintain secure and effective plans, Franklin Templeton does not provide the specific details in this notice, but you should be aware that corporate disaster recovery planning includes the following:

•	Identification and recovery of mission critical systems.

•	Replication, backup and recovery for critical information.

•	Alternate and redundant communications between Franklin Templeton and its customers.

•	Alternate communications with and alternate locations for employees.

•	Regulatory reporting and communications with regulators.

•	Review of financial and operational risks.

Franklin Templeton contingency planning and business recovery

Franklin Templeton actively identifies and seeks to mitigate risks to reduce potential issues and their impact. In the event of an outage or other site-specific problems, Franklin Templeton has plans in place to support recovery of its critical business systems and functions. In addition to the guidelines stated above, Franklin Templeton’s recovery plans also include the following:

•	Seamless client contact—Franklin Templeton oversees pre-established and tested processes for rerouting of critical telephone and computer systems. Customers should experience minimal downtime in their ability to contact Franklin Templeton. Within a minimal period of time, customers would be able to re-attempt contact via published toll-free telephone numbers, or the website.
•	Access to your funds—an outage affecting a given site should not impact your ability to access your funds, as business continuity plans are designed to help ensure sustained service. However, factors outside Franklin Templeton’s control, such as unplanned market closure which occurred following the September 11th tragedy may impact our ability to service our customers. Please note that Franklin Templeton business continuity plans which are critical to our operations are reviewed, updated and tested annually, to ensure they account for technology, business and regulatory changes. The plans are subject to change, and material changes to our approach will be reflected in an updated “Business Continuity Planning Information Notice” that will be posted on our website at franklintempleton.com.

9. ACCOUNT PROTECTION/ACCOUNT ACCESS

Account Owners should take the following steps to maintain the security of their accounts:

•	Account Owners should make checks payable to “Franklin Lexington Venture and Growth Fund” when depositing funds into their fund accounts. Checks should not be made payable to other parties or an individual.

•	Account Owners should review their account statement(s) regularly to verify deposits, withdrawals and transactions in their account(s). Any discrepancies discovered by an Account Owner should immediately be reported to Shareholder Services at (833) 455-9817.

•	Account Owners should review trade confirmations on a timely basis to verify accuracy of transactions in their account(s).

10. TAX REPORTING

The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) requires financial institutions to report the amount of the proceeds of securities sales in an Account Owner’s account to the Internal Revenue Service (IRS). Accordingly, at the end of each year, Franklin Templeton will provide Account Owners and the IRS with information detailing reportable transactions.

11. FINANCIAL STATEMENT

Franklin Templeton’s financial statement is available upon request or online at https://investors.franklinresources.com/investor-relations/financial-information/.

12. BROKER CHECK

Investors are reminded that FINRA offers BrokerCheck, a tool to help investors check the background of Investment Professionals and Firms. Investors can call the BrokerCheck Helpline Number: 1-800-289-9999 or go online www.finra.org brokercheck. FINRA also offers an investor brochure which describes FINRA BrokerCheck.

(continued)	Questions? Contact Shareholder Services at (833) 455-9817 Monday–Friday, 8:30 a.m.–6:00 p.m. (ET)	US-GSS-11792708-11692708 FVG-GAPP-0726